Exhibit 99.1

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Jennifer Jarman
The Blueshirt Group
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Synaptics Reports Third Quarter Fiscal 2014 Results

•	Record March quarter revenue, up 25% year-over-year

•	Non-GAAP EPS of $0.63 at high end of guidance range

•	Fingerprint ID business accretive to Non-GAAP results ahead of schedule

•	Up to 40% annual revenue growth expected in fiscal 2014

San Jose, CA – April 24, 2014 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its third quarter ended March 31, 2014.

“Our strong performance in the third quarter reflects Synaptics’ continued leadership across our entire product portfolio, from touchpads to touchscreens to our new fingerprint ID products, and we were pleased to see the fingerprint ID business become accretive to our non-GAAP earnings a quarter ahead of schedule,” stated Rick Bergman, President and CEO. “We expect to close the fiscal year with another exceptional quarter. While at the start of the year we had forecast annual revenue growth to be similar to the 21% achieved last year, with the strength of the fingerprint ID business augmenting the growth of our core touch solutions, we now expect to achieve top-line growth of 37% to 40% for fiscal 2014.”

Net revenue for the third quarter of fiscal 2014 was $204.3 million, an increase of 25% compared with $163.3 million for the comparable quarter last year. Third quarter revenue reflects the first full quarter of the fingerprint ID business.

Further, the company substantially increased its outlook for the fingerprint ID business, resulting in an increase to contingent consideration on expected future earn-out payments. Including the charge for change to contingent consideration of $53.0 million, GAAP net loss for the third quarter of fiscal 2014 was $(40.1) million, or $(1.12) per diluted share. Net income for the comparable quarter last year of $36.4 million, or $1.07 per diluted share, included the benefit of a non-recurring, non-cash tax item of $15.8 million.

Non-GAAP net income for the third quarter of fiscal 2014 was $23.7 million, or $0.63 per diluted share, compared with non-GAAP net income of $27.0 million, or $0.79 per diluted share, for the third quarter of fiscal 2013. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

Third Quarter 2014 Business Metrics

•	Revenue mix from mobile and PC products was approximately 74% and 26%, respectively. Fingerprint ID products have been classified according to type of device.

•	Revenue from mobile products of $150.7 million was up 44% year-over-year. Mobile products revenue includes all touchscreen, video display, and applicable fingerprint ID products.

•	Revenue from PC products totaled $53.5 million, a decrease of 9% year-over-year.

•	Cash at March 31, 2014 was $391.5 million.

Kathy Bayless, CFO, added, “Considering our backlog of $145 million, customer forecasts, and the resulting expected product mix, we anticipate revenue to be in the range of $275 million to $295 million for the June quarter, an increase of 20% to 28% over the prior year quarter’s record revenue. The June quarter outlook reflects strong sequential growth across our product portfolio.”

Earnings Call Information

The Synaptics third quarter fiscal 2014 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 24, 2014, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 1-877-941-4774 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

About Synaptics Incorporated

The leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest solutions portfolio in the industry. The ClearPad® family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad®, is integrated into the majority of today’s notebook PCs. LiveFlex® fingerprint sensor technology enables authentication, mobile payments, and touch-based navigation for smartphones, tablets, and notebook computers. Synaptics’ wide portfolio also includes ThinTouch® supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding future operating and financial performance, including revenue and gross margin for the Company’s fourth fiscal quarter of 2014 and full 2014 fiscal year. Synaptics cautions that these statements are not guarantees of future performance and are qualified by important factors that could cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Synaptics’ Annual Report on Form 10-K for the fiscal year ended June 29, 2013, and subsequent quarterly and periodic reports, registration statements, amendments and other reports that we may file from time to time with the SEC and/or make available on our website. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2014	June 30, 2013
Assets
Current assets:
Cash and cash equivalents	$391,481	$355,303
Accounts receivables, net of allowances of $887 and $883 at March 31, 2014 and June 30, 2013, respectively	149,687	148,454
Inventories	70,188	49,948
Prepaid expenses and other current assets	23,012	6,715

Total current assets	634,368	560,420
Property and equipment at cost, net	76,993	58,035
Goodwill	61,030	20,695
Purchased intangibles	84,751	13,110
Non-current auction rate securities	18,566	16,969
Other assets	19,098	22,037

Total assets	$894,806	$691,266

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$76,692	$83,710
Accrued compensation	22,819	23,728
Income taxes payable	4,978	10,751
Current portion of contingent consideration	41,620	—
Other accrued liabilities	44,786	31,437

Total current liabilities	190,895	149,626
Notes payable	—	2,305
Other liabilities	75,314	17,480
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 55,033,057 and 50,673,758 shares issued, and 35,985,346 and 33,289,826 shares outstanding, respectively	55	51
Additional paid in capital	703,107	539,170
Less: 19,047,711 and 17,383,932 treasury shares, respectively, at cost	(530,422)	(460,160)
Accumulated other comprehensive income	7,648	6,802
Retained earnings	448,209	435,992

Total stockholders’ equity	628,597	521,855

Total liabilities and stockholders’ equity	$894,806	$691,266

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net revenue	$204,271	$163,324	$632,641	$433,405
Acquisition related costs	2,378	—	4,548	—
Cost of revenue	109,463	82,241	331,839	222,722

Gross margin	92,430	81,083	296,254	210,683
Operating expenses
Research and development	49,412	36,740	135,785	103,799
Selling, general, and administrative	25,803	20,183	69,703	58,099
Acquisition related costs	53,358	499	57,638	1,863

Total operating expenses	128,573	57,422	263,126	163,761

Operating (loss)/income	(36,143)	23,661	33,128	46,922
Interest income	238	197	671	640
Non-cash interest income	278	—	751	—
Interest expense	—	(4)	(9)	(13)

Income before provision/(benefit) for income taxes	(35,627)	23,854	34,541	47,549
Provision/(benefit) for income taxes	4,429	(12,592)	22,324	(6,064)

Net (loss)/income	$(40,056)	$36,446	$12,217	$53,613

Net (loss)/income per share:
Basic	$(1.12)	$1.13	$0.36	$1.65

Diluted	$(1.12)	$1.07	$0.33	$1.58

Shares used in computing net (loss)/income per share:
Basic	35,685	32,234	34,212	32,552

Diluted	35,685	34,135	36,532	33,843

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
GAAP gross margin	$92,430	$81,083	$296,254	$210,683
Acquisition related costs	2,378	—	4,548	—
Share-based compensation	328	249	844	690

Non-GAAP gross margin	$95,136	$81,332	$301,646	$211,373

GAAP gross margin - percentage of revenue	45.2%	49.6%	46.8%	48.6%
Share-based compensation - percentage of revenue	1.3%	0.2%	0.9%	0.2%

Non-GAAP gross margin - percentage of revenue	46.6%	49.8%	47.7%	48.8%

GAAP research and development expense	$49,412	$36,740	$135,785	$103,799
Share-based compensation	(4,951)	(3,993)	(13,119)	(11,783)

Non-GAAP research and development expense	$44,461	$32,747	$122,666	$92,016

GAAP selling, general, and administrative expense	$25,803	$20,183	$69,703	$58,099
Share-based compensation	(3,496)	(3,991)	(9,476)	(12,233)
Transaction costs	—	—	(2,000)	—

Non-GAAP selling, general, and administrative expense	$22,307	$16,192	$58,227	$45,866

GAAP operating (loss)/income	$(36,143)	$23,661	$33,128	$46,922
Acquisition related costs	55,736	499	62,186	1,863
Share-based compensation	8,775	8,233	23,439	24,706
Transaction costs	—	—	2,000	—

Non-GAAP operating income	$28,368	$32,393	$120,753	$73,491

GAAP net (loss)/income	$(40,056)	$36,446	$12,217	$53,613
Acquisition related costs	55,736	499	62,186	1,863
Share-based compensation	8,775	8,233	23,439	24,706
Non-cash interest income	(278)	—	(751)	—
Tax adjustments	(434)	(18,168)	3,683	(22,745)

Non-GAAP net income	$23,743	$27,010	$100,774	$57,437

GAAP net (loss)/income per share - diluted	$(1.12)	$1.07	$0.33	$1.58
Acquisition related costs	1.56	0.01	1.76	0.06
Share-based compensation	0.25	0.24	0.64	0.73
Non-cash interest income	(0.01)	—	(0.02)	—
Tax adjustments	(0.01)	(0.53)	0.05	(0.67)
Non-GAAP share adjustment	(0.04)	—	—	—

Non-GAAP net income per share - diluted	$0.63	0.79	2.76	$1.70